CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the “Agreement”) is entered into as of September 26, 2016, by and between Hani El-Naffy (the “Executive”) and Fresh Del Monte Produce, Inc. (the “Company”).
Statement of Purpose
In accordance with the Separation and Release Agreement between Executive and the Company dated as of September 26, 2016 (the “Separation Agreement”), Executive’s employment as the Company’s President and Chief Operating Officer is scheduled to terminate on November 2, 2016. The Company desires to have the benefit of Executive’s advice and counsel for a period of time after such termination of employment in order to assist with the transition of his role as the Company’s President and Chief Operating Officer to his successor(s). Executive is willing to provide such transitional services in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties hereto, the parties agree as follows:
1.Consulting Services. During the period from November 2, 2016 through February 28, 2017 (or earlier in the event of Executive’s death) (the “Consulting Period”), Executive shall stand ready and shall furnish to the Company such reasonable services of an advisory or consulting nature with respect the transition of Executive’s role as the President and Chief Operating Officer of the Company to his successor(s), as the Company may reasonably call upon him to furnish and his health and other business commitments may permit, it being understood by the parties that (i) Executive shall be available during the Consulting Period upon reasonable notice and at reasonable times for periodic consultations, either in person or by telephone, and (ii) Executive shall not be required to render such services during reasonable vacation periods or times of illness, disability or other incapacity. In providing the consulting services, Executive shall be an independent contractor of the Company and as such shall have no authority to bind the Company to any agreement or obligation of any type or nature. Executive shall act in accordance with such independent contractor status and not hold himself out as an officer or employee of the Company, nor shall Executive make any claim based on any right or privilege applicable to the Company’s employees. Executive shall be responsible for all costs of self-employment, including, without limitation, social security liabilities and federal, state and local income tax payments, and shall pay such costs when and as due. Nothing herein shall be deemed to create any form of partnership, principal-agent relationship, employer-employee relationship or joint venture between the parties hereto with respect to the consulting services.

2.Compensation for Consulting Services. In consideration for the consulting services during the Consulting Period, the Company shall pay to Executive the following compensation:

a.
The Company shall pay Executive a monthly consulting fee at the same rate as Executive’s base salary as in effect as of the date of this Agreement, payable in periodic installments during the Consulting Period at the same time as salary payments are made to employees of the Company.

b.
The Company shall reimburse Executive pursuant to the Company’s reimbursement policies for any reasonable business expenses incurred by Executive in connection with the performance of the consulting services.

c.	The Company shall pay Executive a success fee based on the Company’s after-tax net profit for the Company’s first fiscal quarter of 2017, subject to the following:

i.
The amount of the success fee shall be based on the Company’s after-tax net profit for the first fiscal quarter of 2017, using the formula set forth in the Employment Agreement between Executive and the Company dated January 13, 1997 and prorated for the portion of the quarter which includes the Consulting Period (i.e., two of the three months).

ii.
If a positive success fee amount is determined, such amount shall be payable in a single cash payment as soon as practicable, and not more than 45 days, after the end of such fiscal quarter, subject to clause iii.

iii.
In order to be eligible to receive payment of the success fee, after the end of the Consulting Period and prior to the 45th day after the end of such fiscal quarter, Executive must execute and not revoke the Release Agreement in the form attached hereto as Exhibit A.

d.
For the avoidance of doubt, Executive shall not be eligible for compensation for service on the Board of Directors of the Company (the “Board”) during the Consulting Period, but shall become eligible for compensation as a non-employee director for periods of service on the Board after the Consulting Period, in accordance with the Company’s standard compensation practices for non-employee directors as in effect from time to time.

3.Miscellaneous.

a.
This Agreement contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter of this Agreement, except as otherwise expressly stated herein. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect.

b.
This Agreement is intended to comply, to the extent applicable, with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) and shall, to the extent practicable, be construed in accordance with such section. For purposes of this Agreement, each amount to be paid or benefit to be provided will be construed as a separate identified payment for purposes of Section 409A, and any payments that are due within the “short term deferral period” as defined in Section 409A will not be treated as deferred compensation unless applicable law requires otherwise.

c.
None of the provisions, terms, or clauses of this Agreement may be changed except if made in writing signed by both Executive and the Company. Any waiver of any term or provision of this Agreement must be in writing and be signed by the party granting the waiver. If any of the provisions, terms, or clauses of this Agreement are declared illegal, unenforceable, or ineffective, those provisions, terms, and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

d.	Executive understands and agree that this Agreement may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes.

e.	Executive understands that this Agreement will be governed by Florida law, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Executive has hereunto set his hand, all as of the day and year first above written.

EXECUTIVE	FRESH DEL MONTE PRODUCE INC.

/s/ Hani El-Naffy	/s/ Mohammad Abu-Ghazaleh
Hani El-Naffy	Name:	Mohammad Abu-Ghazaleh
	Title:	Chairman and CEO

EXHIBIT A

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (the “Agreement”) is entered into this ___ day of April, 2017, by and between Hani El-Naffy (the “Executive”) and Fresh Del Monte Produce, Inc. (the “Company”).

Statement of Purpose

In accordance with the Consulting Agreement between Executive and the Company dated September 26, 2016 (the “Consulting Agreement”), Executive is eligible to receive a “success fee” based on the Company’s after-tax net profit for the first fiscal quarter of 2017, subject to Executive providing the Company with a release of claims. The Company has determined that a success fee is in fact payable, and this Agreement provides for the required release of claims.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for good and valuable consideration, the receipt and adequacy of which is acknowledged by each of the parties hereto, the parties agree as follows:

1.Release of Claims. In accordance with Section 2.c of the Consulting Agreement, and as consideration for the success fee payable under Section 2.c of the Consulting Agreement, Executive agrees as follows:

a.
Executive, on behalf of himself, his heirs, legal representatives, successors-in-interest, and assigns, does hereby irrevocably and unconditionally release, acquit, and forever discharge the Company, including all of its past, present, and future parents, subsidiaries, affiliated companies, and owners and all of their past, present, and future predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, and insurers and all persons acting by, through, under, or in concert with any of them (collectively “Releasees”), and each of them, of and from all claims, complaints, actions, causes of action, rights, demands, debts, obligations, damages, or accountings of whatever nature, in law or in equity, which Executive may have, in the past may have had, or in the future may have against Releasees, or any of them, by reason of, arising out of, or in any way related to Executive’s employment or consulting services with the Company, the termination of that employment or consulting services, or any other matters of whatever nature, whether known or unknown, occurring prior to the date of Executive’s execution of this Agreement (herein collectively “Claims”).

b.
The Claims being released include, but are not limited to, all claims of discrimination or concerning other employment practices prohibited under federal, state, or local laws and include, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Civil Rights Act of 1866, the Equal Pay Act, the Rehabilitation Act, the Fair Labor Standards Act, the National Labor Relations Act, the Fair Credit Reporting Act, Executive Order 11246, the state or federal Family and Medical Leave Acts, and all claims under any state, local, or municipal EEO Act, statute, or ordinance (all as amended), and claims growing out of any other legal or statutory restrictions on the Company’s right to terminate Executive’s employment.

c.
The Claims being released include, but are not limited to, all common law claims, including any express or implied contractual claims, and any tort claims including but not limited to, claims for fraud, negligent or intentional misrepresentation, invasion of privacy, loss of consortium, assault, battery, conspiracy, bad faith, negligent hiring or supervision, violation of a public policy, a covenant of good faith and fair dealing, interference with prospective economic advantage, tortious interference with contract, promissory estoppel, intentional or negligent infliction of emotional distress, intentional or negligent acts of personal injury, and wrongful discharge.

d.
Executive is also waiving his right to any monetary recovery if such Claims are pursued on his behalf. Executive confirms that (to his knowledge) Executive has suffered no injuries or occupational diseases in connection with his employment with the Company that may be compensable under any state worker’s compensation laws. Executive confirms that he does not have any pending claim, charge, or suit against the Releasees or any of their employees in any federal, state, or local court or administrative agency.

e.
With respect to any claims that Executive has under the Age Discrimination in Employment Act (herein “ADEA Claims”), Executive confirms that the Company has hereby advised Executive in writing of the following:

i.	that this release set forth herein (the “General Release”) does not waive rights or claims that may arise after the date it is executed;

ii.	that Executive is waiving the rights and claims Executive may have in exchange for consideration in addition to things of value to which Executive is already entitled;

iii.	that Executive should consider the terms of this General Release and consult with an attorney of his choice before signing this General Release;

iv.
that Executive has at least twenty-one (21) days from the day he received this Agreement to consider this General Release before signing it, and Executive understands and agrees that any changes made to this General Release in the twenty-one (21) days during which he may consider this General Release, whether material or not, will not restart the running of the twenty-one (21) day period;

v.
that after Executive has signed this Agreement, with respect to the release of the ADEA Claims, Executive will have at least seven (7) calendar days in which to revoke this General Release, and that the General Release of the ADEA Claims shall not become effective or enforceable with respect to the ADEA Claims until the revocation period expires. If Executive chooses to revoke the General Release, Executive will do so by signing a revocation letter and delivering it to:

Del Monte Fresh Produce Company
241 Sevilla Avenue
Penthouse
Coral Gables, Florida 33134
Attention: Louie Tenazas, Sr. Vice President-Human Resources

To be effective, Executive understands that a revocation letter must be delivered to the Company by the close of business on the last day of the revocation period. Executive understands that if he chooses to revoke this General Release, Executive will lose the right to receive the success fee under the terms of the Consulting Agreement.

vi.
that if Executive signs this Agreement prior to the expiration of the twenty-one (21) day review period, Executive hereby waives any rights that he may have for any remaining time available to him under any law to review this General Release. Executive confirms that he has freely and voluntarily chosen to accept the General Release at this time.

vii.
that Executive understands that his right of revocation set forth in this Section applies only to the release of any ADEA Claims. If Executive elects to revoke this General Release for ADEA Claims, the Company will have the option to choose to enforce this General Release, excluding unwaived ADEA Claims. Executive acknowledges that this General Release fully complies with the requirements of 29 U.S.C. Section 626(f), and all other legal requirements necessary for its validity and enforceability. Such revocation of the release of any ADEA Claims shall not affect the validity of the General Release of any other claims.

2.Miscellaneous.

a.
This Agreement contains all the terms and conditions agreed upon by the parties hereto regarding the subject matter of this Agreement, except as otherwise expressly stated herein. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect. Neither Releasees nor Executive has relied on any promise except those set forth in this Agreement. Notwithstanding the foregoing, nothing set forth herein shall limit or restrict any post-employment covenant or other obligation of Executive under the Employee Agreement Relating to Assignment of Invention and Non- Disclosure of Confidential Information previously entered into by Executive.

b.
None of the provisions, terms, or clauses of this Agreement may be changed except if made in writing signed by both Executive and the Company. Any waiver of any term or provision of this Agreement must be in writing and be signed by the party granting the waiver. If any of the provisions, terms, or clauses of this Agreement are declared illegal, unenforceable, or ineffective, those provisions, terms, and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

c.	Executive understands and agree that this Agreement may be executed in a number of identical counterparts, each of which will be deemed an original for all purposes.

d.
It is understood and agreed that the above-recited consideration is provided by Releasees, and is accepted by Executive in settlement and compromise of disputed claims that he may hold or now have, the validity of which are expressly denied by Releasees, and that the provision of such consideration is not an admission of liability by Releasees.

e.
Executive confirms that before signing this Agreement, Executive had adequate time to consider this Agreement and to consult with anyone of his choosing (including an attorney) concerning this Agreement.

f.	Executive understands that this Agreement will be governed by Florida law, without regard to its conflict of law rules.

g.
As a direct inducement to Releasees to enter into this Agreement, Executive makes the following representations and warranties to Releasees, which representations and warranties are expressly relied on by Releasees in entering into this Agreement and which shall survive the execution of this Agreement by Executive:

i.
that no promise, inducement, or agreement not herein expressed was made or offered to Executive for this settlement, and that this Agreement is executed by Executive without reliance upon any agreement, restriction, or consideration, except those agreements, restrictions, and other consideration expressly stated in this Agreement; and

ii.
that Executive performed an independent investigation and need no additional information to assess the advantages and disadvantages of the Agreement and that Executive is not expecting Releasees to disclose any information they might otherwise have.

h.
This Agreement and the covenants contained herein shall be binding on and inure to the benefit of Releasees and the assigns, heirs, executors, and administrators of Releasees and the predecessors, successors, and assigns of Releasees and each past or present parent, subsidiary, affiliate, employee, agent, representative, officer, director, insurer, attorney, and stockholder of Releasees.

i.
This Agreement is to be interpreted in accordance with its fair meaning and not strictly for or against Releasees or Executive. This Agreement will not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to the preparation of this Agreement.

j.	Executive confirms that he has not assigned or transferred, and will not assign or transfer, any of the claims being released under this Agreement to any other person or entity.

k.	By signing below, Executive confirms that he:

i.	has thoroughly and carefully read this Agreement;

ii.	is aware of his rights concerning his employment with and/or termination of such employment from Releasees or any of their parents, subsidiaries, affiliates, successors, or assigns;

iii.	is competent to execute this Agreement;

iv.	fully understands all of the terms of this Agreement and their effect;

v.	agrees with everything stated in this Agreement;

vi.	knows that he is giving up important rights;

vii.	is signing this Agreement voluntarily of his own free will; and

viii.	fully understands that the meaning and intent of this Agreement is that it constitutes a complete general release.

l.	Executive further understands and confirms that after Executive signs this Agreement, it will be final and binding on the Releasees and Executive and will be legally enforceable.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and Executive has hereunto set his hand, all as of the day and year first above written.

EXECUTIVE	FRESH DEL MONTE PRODUCE INC.

Hani El-Naffy	Name:	Mohammad Abu-Ghazaleh
	Title:	Chairman and CEO